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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CenterTrust Retail Properties, Inc. on Form S-3 of our report dated March 2, 1999, appearing in the Annual Report on Form 10-K and the Annual Report on Form 10-K/A of CenterTrust Retail Properties, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 30, 1999